UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2015

U-VEND, INC.
(Exact name of registrant specified in its charter)

 333-165972
Commission File Number

Delaware	22-3956444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1507 7th STREET, #425
SANTA MONICA, CALIFORNIA 90401
(Address of principal executive offices)

(800) 467-1496
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communication pursuant for Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.

KBM Worldwide, Inc. Securities Purchase Agreement

    On April 17, 2015, the Company prepaid and retired in full the 9-month, 8% convertible note issued to KBM Worldwide, Inc. in the principal amount of $54,000 (hereafter, collectively, the “Note”).  The Note, issued on December 19th, 2014, included a prepayment option.  As a result of the Company prepaying the Note within 120th day from the issue date, the Company paid a 30% prepayment premium of the principal amount ($16,200).  In addition, the Company paid $1,278.25 in accrued interest.  No amounts remain outstanding and payable to the holder of the Note subsequent to this payment.

    No shares of the Company stock were issued to the Note holder.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U-Vend, Inc.
By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer
April 20, 2015